                                  EXHIBIT 99.D

                           AGREEMENT TO FILE JOINTLY

     We, the undersigned, hereby express our agreement that the Schedule 13D to which this Agreement is appended is filed on behalf of each of us.



                                        HOECHST MARION ROUSSEL, INC.



Date: January 9, 1997                   By:  /s/ James P. Mitchum
                                             James P. Mitchum
                                             Vice President and
                                             Chief Financial Officer


                                        HMR PHARMA, INC.



Date: January 9, 1997                   By:  /s/ Rebecca R. Tilden
                                             Rebecca R. Tilden
                                             Vice President and
                                             Assistant Secretary